Kewaunee Scientific Reports
Results for Second Quarter of Fiscal Year 2025

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. December 11, 2024 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its second quarter ended October 31, 2024.

Fiscal Year 2025 Second Quarter Results:

Sales during the second quarter of fiscal year 2025 were $47,764,000, a decrease of 5.3% compared to sales of $50,436,000 from the prior year's second quarter. Pre-tax earnings for the quarter were $3,931,000 compared to $4,845,000 for the prior year quarter, a decrease of 18.9%. Net earnings were $3,008,000 compared to net earnings of $2,732,000 for the prior year quarter. EBITDA1 for the quarter was $4,883,000 compared to $5,662,000 for the prior year quarter. Diluted earnings per share was $1.01 compared to diluted earnings per share of $0.93 in the prior year quarter.

The Company’s order backlog was at a historically high level of $184.4 million on October 31, 2024, as compared to $146.3 million on October 31, 2023, and $155.6 million on April 30, 2024.

Domestic Segment - Domestic sales for the quarter were $36,409,000, an increase of 6.5% from sales of $34,185,000 in the prior year quarter. Domestic segment net earnings was $4,524,000 compared to $3,054,000 in the prior year quarter. Domestic segment EBITDA was $6,838,000 compared to $5,230,000 for the prior year quarter. The increase in Domestic sales and earnings was primarily driven by higher product demand.

International Segment - International sales for the quarter were $11,355,000, a decrease of 30.1% from sales of $16,251,000 in the prior year quarter. International segment net earnings was $356,000 compared to $525,000 in the prior year quarter. International segment EBITDA was $592,000 compared to $1,635,000 for the prior year quarter. The decline in sales is attributable to customer construction site delays in India which pushed out the timing of deliveries.

Corporate Segment – Corporate segment pre-tax net loss was $2,444,000 for the quarter, as compared to a pre-tax net loss of $1,243,000 in the prior year quarter. Corporate segment EBITDA for the quarter was ($2,547,000) compared to corporate segment EBITDA of ($1,203,000) for the prior year quarter. The change in EBITDA was primarily driven by an increase in professional service and other fees during the quarter related to the acquisition of Nu Aire, Inc., which closed on November 1, 2024, and costs incurred related to Sarbanes-Oxley 404(b) compliance readiness.

1 EBITDA is a non-GAAP financial measure. See the table below for a reconciliation of EBITDA and segment EBITDA to net earnings (loss), the most directly comparable GAAP measure.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

Total cash on hand on October 31, 2024 was $29,664,000, as compared to $25,938,000 on April 30, 2024. Working capital was $59,965,000, as compared to $52,144,000 at the end of the second quarter last year and $56,037,000 on April 30, 2024.

The Company had short-term debt of $805,000 as of October 31, 2024, as compared to $3,099,000 on April 30, 2024. Long-term debt was $28,047,000 on October 31, 2024, as compared to $28,479,000 on April 30, 2024. The building lease from the Company's December 2021 sale-leaseback transaction accounts for $27,782,000 of the long-term debt on October 31, 2024 and $28,133,000 of the long-term debt on April 30, 2024. Long-term debt, net of the sale-leaseback transaction, was $265,000 on October 31, 2024 as compared to $346,000 on April 30, 2024. The Company’s debt-to-equity ratio on October 31, 2024 was 0.59-to-1, as compared to 0.70-to-1 on April 30, 2024. The Company's debt-to-equity ratio, net of the sale-leaseback transaction, on October 31, 2024 was 0.14-to-1, as compared to 0.20-to-1 on April 30, 2024.

"Our financial performance for the second quarter of fiscal year 2025 was strong," said Thomas D. Hull III, Kewaunee's President and Chief Executive Officer. "Domestic segment operating performance improved compared to last year's second quarter as a result of higher product demand, highlighting our continued health and advantage in the market. As discussed during the first quarter of fiscal year 2025, customer construction site delays in India on multiple projects continue to impact our ability to ship products and deliver services, leading to a decrease in sales and earnings when compared to the prior year second quarter."

"Looking ahead, our backlog remains very healthy, demonstrating the continued vitality and investment in the markets in which Kewaunee participates and the success both Kewaunee and our channel partners continue to achieve in the marketplace. The strength of Kewaunee's backlog positions the company well to deliver another strong year for our fiscal year."

"Additionally, on November 1, 2024, Kewaunee announced the acquisition of Nu Aire, Inc.," Hull continued. "Nu Aire is renowned for its manufacturing of robust containment solutions, such as biological safety cabinets, airflow products, and more, which serve a diverse range of industries. While not reflected in our second quarter fiscal year 2025 results, Nu Aire will be included going forward, beginning with our third quarter fiscal year 2025 results. It is worth noting the company incurred expenses related to the acquisition of $2.3 million in the current fiscal year, which are outlined in the attached exhibits."

"The acquisition of Nu Aire presents a unique opportunity for Kewaunee to expand its capabilities, allowing the combined organization to better meet the diverse needs of end-users in laboratory furnishings and, through Nu Aire's established distribution partners, reach regions where Kewaunee has not previously had a presence. This move accelerates the Company's vision of becoming the market leader in the design and manufacturing of laboratory furniture and technical products essential for outfitting the laboratories of tomorrow."

EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA Reconciliation
(Unaudited)
($ in thousands)

Quarter Ended October 31, 2023	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$3,054	$525	$(847)	$2,732
Add/(Less):
Interest Expense	323	35	14	372
Interest Income	—	(205)	(22)	(227)
Income Taxes	1,232	1,179	(396)	2,015
Depreciation and Amortization	621	101	48	770
EBITDA	$5,230	$1,635	$(1,203)	$5,662

Quarter Ended October 31, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$4,524	$356	$(1,872)	$3,008
Add/(Less):
Interest Expense	413	19	10	442
Interest Income	—	(133)	(156)	(289)
Income Taxes	1,241	247	(572)	916
Depreciation and Amortization	660	103	43	806
EBITDA	$6,838	$592	$(2,547)	$4,883
Professional & Other Fees	—	—	1,540 [2]	1,540
Adjusted EBITDA	$6,838	$592	$(1,007)	$6,423

Year to Date October 31, 2023	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$5,765	$994	$(1,553)	$5,206
Add/(Less):
Interest Expense	703	71	28	802
Interest Income	—	(418)	(23)	(441)
Income Taxes	2,145	1,461	(694)	2,912
Depreciation and Amortization	1,195	197	96	1,488
EBITDA	$9,808	$2,305	$(2,146)	$9,967

Year to Date October 31, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$7,395	$819	$(3,013)	$5,201
Add/(Less):
Interest Expense	854	40	20	914
Interest Income	—	(307)	(329)	(636)
Income Taxes	2,005	526	(1,423)	1,108
Depreciation and Amortization	1,322	210	89	1,621
EBITDA	$11,576	$1,288	$(4,656)	$8,208
Professional & Other Fees	—	—	2,270 [3]	2,270
Adjusted EBITDA	$11,576	$1,288	$(2,386)	$10,478

2 Professional and other fees incurred during the three months ended October 31, 2024 related to the Company's acquisition of Nu Aire, Inc. ("Nu Aire"), which closed on November 1, 2024
3 Professional and other fees incurred during the six months ended October 31, 2024 related to the Company's acquisition of Nu Aire

Adjusted Consolidated Statement of Operations Reconciliation
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended October 31,
	As Reported 2024	Professional & Other Fees	Adjusted 2024	2023
Net sales	$47,764	$—	$47,764	$50,436
Cost of products sold	33,812	—	33,812	36,968
Gross profit	13,952	—	13,952	13,468
Operating expenses	9,518	1,216[4]	8,302	8,359
Operating profit	4,434	1,216	5,650	5,109
Pension expense	—	—	—	(40)
Other (expense) income, net	(61)	324[5]	263	148
Interest expense	(442)	—	(442)	(372)
Profit before income taxes	3,931	1,540	5,471	4,845
Income tax expense	916	351[6]	1,267	2,015
Net earnings	3,015	1,189	4,204	2,830
Less: Net earnings attributable to the non-controlling interest	7	—	7	98
Net earnings attributable to Kewaunee Scientific Corporation	$3,008	$1,189	$4,197	$2,732

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$1.05	$0.41	$1.46	$0.94
Diluted	$1.01	$0.40	$1.41	$0.93

	Six Months Ended October 31,
	As Reported 2024	Professional & Other Fees	Adjusted 2024	2023
Net sales	$96,157	$—	$96,157	$100,275
Cost of products sold	69,717	—	69,717	74,893
Gross profit	26,440	—	26,440	25,382
Operating expenses	19,431	1,946[7]	17,485	16,465
Operating profit	7,009	1,946	8,955	8,917
Pension expense	—	—	—	(81)
Other income, net	266	324[8]	590	223
Interest expense	(914)	—	(914)	(802)
Profit before income taxes	6,361	2,270	8,631	8,257
Income tax expense	1,108	518[9]	1,626	2,912
Net earnings	5,253	1,752	7,005	5,345
Less: Net earnings attributable to the non-controlling interest	52	—	52	139
Net earnings attributable to Kewaunee Scientific Corporation	$5,201	$1,752	$6,953	$5,206

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$1.82	$0.61	$2.43	$1.81
Diluted	$1.75	$0.59	$2.34	$1.79
4 Professional fees incurred during the three months ended October 31, 2024 related to the Company's acquisition of Nu Aire
5 Cost incurred related to the early termination of the Company's Revolving Credit Facility
6 Estimated tax impact of professional and other fees incurred during the three months ended October 31, 2024 related to the Company's acquisition of Nu Aire
7 Professional fees incurred during the six months ended October 31, 2024 related to the Company's acquisition of Nu Aire
8 Cost incurred related to the early termination of the Company's Revolving Credit Facility
9 Estimated tax impact of professional and other fees incurred during the six months ended October 31, 2024 related to the Company's acquisition of Nu Aire

About Non-GAAP Measures

The Company includes non-GAAP financial measures such as adjusted net earnings and adjusted net earnings per share, in the information provided with this press release as supplemental information relating to its operating results. Adjusted net earnings represents GAAP net earnings adjusted for professional and other fees related to the acquisition of Nu Aire, Inc. and the corresponding tax impact. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

EBITDA and Segment EBITDA are calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation, and amortization. Adjusted EBITDA and Adjusted Segment EBITDA are calculated as EBITDA or Segment EBITDA less the impact of the professional and other fees related to the Company's acquisition of Nu Aire, Inc., as discussed in more detail above. We believe EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA allow management and investors to compare our performance to other companies on a consistent basis without regard to depreciation and amortization or the professional fees not related to our core business incurred during the current period, which can vary significantly between companies depending upon many factors. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA are not calculations based upon generally accepted accounting principles, and the method for calculating EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA can vary among companies. The amounts included in the EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA calculations, however, are derived from amounts included in the historical consolidated statements of operations. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA should not be considered as alternatives to net earnings (loss) or operating earnings (loss) as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity.

About Nu Aire

Founded in 1971 and based in Minneapolis, the Company is a leading manufacturer of equipment for a diverse range of laboratory and pharmacy environments. Nu Aire is the North American market share leader in biological safety cabinets and other airflow products and also offers a complete line of CO2 incubators, ultralow freezers, animal handling equipment, pharmacy compounding isolators, and parts and accessories. Nu Aire’s equipment is required for safety and quality in every type of laboratory: life sciences research, clinical, hospital, biotech and pharmaceutical R&D, academia, food and beverage, industrial and more. Nu Aire’s website is located at http://www.nuaire.com/.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks.

The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets. Kewaunee Scientific's website is located at http://www.kewaunee.com.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: our ability to realize the benefits anticipated as a result of the Nu Aire acquisition; competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
($ and shares in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Net sales	$47,764	$50,436	$96,157	$100,275
Cost of products sold	33,812	36,968	69,717	74,893
Gross profit	13,952	13,468	26,440	25,382
Operating expenses	9,518	8,359	19,431	16,465
Operating profit	4,434	5,109	7,009	8,917
Pension expense	—	(40)	—	(81)
Other (expense) income, net	(61)	148	266	223
Interest expense	(442)	(372)	(914)	(802)
Profit before income taxes	3,931	4,845	6,361	8,257
Income tax expense	916	2,015	1,108	2,912
Net earnings	3,015	2,830	5,253	5,345
Less: Net earnings attributable to the non-controlling interest	7	98	52	139
Net earnings attributable to Kewaunee Scientific Corporation	$3,008	$2,732	$5,201	$5,206

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$1.05	$0.94	$1.82	$1.81
Diluted	$1.01	$0.93	$1.75	$1.79
Weighted average number of common shares outstanding
Basic	2,872	2,903	2,861	2,882
Diluted	2,974	2,931	2,971	2,908

Kewaunee Scientific Corporation
Condensed Consolidated Balance Sheets
($ in thousands)

	October 31, 2024	April 30, 2024
	(Unaudited)
Assets
Cash and cash equivalents	$25,963	$23,267
Restricted cash	3,701	2,671
Receivables, less allowances	41,885	45,064
Inventories	18,659	20,679
Prepaid expenses and other current assets	6,228	5,136
Total Current Assets	96,436	96,817
Net Property, Plant and Equipment	16,990	17,649
Right of use assets	6,941	7,454
Deferred income taxes	8,305	7,401
Other assets	5,806	5,445
Total Assets	$134,478	$134,766

Liabilities and Stockholders' Equity
Short-term borrowings	$805	$3,099
Current portion of lease obligations	2,221	2,234
Current portion of financing liability	750	713
Accounts payable	21,458	23,262
Other current liabilities	11,237	11,472
Total Current Liabilities	36,471	40,780
Long-term portion of lease obligations	5,191	5,669
Long-term portion of financing liability	27,032	27,420
Other non-current liabilities	5,127	4,688
Total Liabilities	73,821	78,557
Kewaunee Scientific Corporation Equity	59,328	54,760
Non-controlling interest	1,329	1,449
Total Stockholders' Equity	60,657	56,209
Total Liabilities and Stockholders' Equity	$134,478	$134,766